U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): APRIL 30, 1997
                                                  ---------------------------


                             ITI TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                     0-24900                   06-1340453
(State or other jurisdiction        (Commission             (I.R.S.  Employer
     of incorporation)              File Number)            Identification No.)

                              2266 NORTH 2ND STREET
                         NORTH ST. PAUL, MINNESOTA 55109
          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code: (612) 777-2690
                                                    -------------------------


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)



           (The remainder of this page was intentionally left blank.)



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Effective April 30, 1997 (the "Effective Date"), ITI Technologies, Inc. (the "Company") acquired from Kenneth T. Lewis, Joe Hurst, James E. Stevens and Kenneth Ryan Lewis (collectively, the "Shareholders") a total of 783 shares of common stock, $1.00 per share par value (the "Shares"), of CADDX-CADDI Controls, Inc., a Texas corporation ("CADDX"), pursuant to a Stock Purchase and Sale Agreement dated April 4, 1997 by and among the Company, the Shareholders and CADDX (the "Stock Agreement"). On May 1, 1997, the name of CADDX was changed to CADDX Controls, Inc. The total purchase price of the Shares was $19.0 million, or approximately $24,266 per Share. In addition, the Shareholders previously promised two other individuals an equity position in CADDX, and, prior to April 30, 1997, CADDX paid to each of such individuals $190,000 in exchange for which they released any and all claims to such equity position. The Shares constituted all of the issued and outstanding shares of capital stock of CADDX. Thus, CADDX has become a wholly-owned subsidiary of the Company. CADDX designs, manufactures and markets advanced hardwire electronic security systems with headquarters and a manufacturing facility located in Gladewater, Texas.

         The purchase price for the Shares was paid by the Company in cash from the Company's cash and cash equivalents. The purchase price was determined through negotiation between the Company and the Shareholders based in part on CADDX's historical and projected revenues and earnings.

         Prior to the Effective Date, there was no material relationship between any of the Shareholders or CADDX, on the one hand, and, on the other hand, the Company, any of the Company's affiliates, any of its directors or officers, or any associate of any officer or director. On the Effective Date, each of the Shareholders executed an employment agreement and a non-competition agreement whereby they became employees of the Company and/or CADDX. Joe Hurst will continue to serve as President of CADDX and also has become an Executive Vice President of the Company.

         The summary description of the Stock Agreement herein is qualified in its entirety by reference to the Stock Agreement, which is filed as Exhibit 2 to this Current Report on Form 8-K. The exhibits to the Stock Agreement are not being filed; however, the Company agrees to provide to the Securities and Exchange Commission, upon its request, a copy of any of such exhibits.

         This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. Actual results may differ from the results discussed in the forward-looking statements due to many factors including, without limitation, risks associated with acquisitions, such as difficulties in assimilating operations, systems and products of the acquired company; the diversion of management's attention from other business concerns; and the risks of entering new markets.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)   Financial statements of businesses acquired.

                  The financial statements and pro forma financial information required by Item 7 of the Current Report on Form 8-K are not being filed herewith. However, in accordance with Item 7(a)(4) and Item 7(b)(2) of the Current Report on Form 8-K, such financial statements and pro forma financial information will be filed on or before July 14, 1997.


         (b)   Pro forma financial information.

                  See the response to Item 7(a) above.

         (c)  Exhibits.

                  Exhibit 2. Stock Purchase and Sale Agreement dated April 4, 1997 by and among the Company, the Shareholders and CADDX.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ITI Technologies, Inc.


Date: May 13, 1997.                        By: /s/ Charles A. Durant
                                               Charles A. Durant
                                               Secretary